UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2008

RALCORP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Market Street, Suite 2900 Saint Louis, MO	63101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-877-7000
______________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 16, 2008, Ralcorp Holdings, Inc. (“Ralcorp”) amended its trade receivables sale arrangement which provides a source of liquidity for Ralcorp.  A copy of Amendment No. 9 (the “Amendment”) to the Receivables Purchase Agreement dated September 25, 2001 by and among Ralcorp; Ralcorp Receivables Corporation, a Nevada corporation; Falcon Asset Securitization Company LLC (“Falcon”), a Delaware limited liability company formerly known as Falcon Asset Securitization Corporation; and JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA, individually and as agent, is attached hereto as Exhibit 10.1.  The contents of Exhibit 10.1 are incorporated herein by reference.  The Amendment extends the termination date one year to October 15, 2009 and increases the maximum amount of receivables eligible for sale from $66 million to $75 million.  Ralcorp pays a fee to Falcon equal to 1.25% above the interest rate paid on commercial paper instruments issued by Falcon and supported by the Ralcorp receivables sold to Falcon.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The receivables sale arrangement amended as described in Item 1.01 of this Report is an off-balance sheet financing.  The sale of receivables results in assets (in this case, receivables) being removed from Ralcorp’s balance sheet.  The contents of the disclosure under Item 1.01 are incorporated by reference under this Item.

Item 9.01.	Exhibits.

Exhibit 10.1	Amendment No. 9 to Receivables Purchase Agreement dated October 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.
(Registrant)

Date: October 16, 2008	By: /s/ T. G. Granneman
T. G. Granneman
Duly Authorized Signatory and
Chief Accounting Officer

EXHIBITS

 EXHIBIT
NUMBER   DESCRIPTION

10.1	Amendment No. 9 to Receivables Purchase Agreement dated October 16, 2008.